EXHIBIT 99.3

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS

(Unaudited)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2008

		DRILLING
	REVENUES	COSTS
	(In Millions)
ATWOOD HUNTER	$42.6	$8.9
ATWOOD SOUTHERN CROSS	25.6	8.1
ATWOOD FALCON	20.8	6.5
VICKSBURG	13.3	4.1
ATWOOD EAGLE	36.4	9.9
ATWOOD BEACON	11.9	4.4
SEAHAWK	7.8	6.0
RICHMOND	7.1	3.8
OTHER	--	3.5
	165.5	55.4